UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
On April 24, 2007, Legacy Bancorp, Inc. (the “Company”) the holding company for Legacy Banks, issued a press release announcing its financial results for the first quarter 2007. In addition, the Company announced that its Board of Directors authorized a stock repurchase program (the “Stock Repurchase Program”) for the purchase of up to 515,430 shares of the Company’s common stock or approximately 5% of its outstanding common stock. The Company is now seeking confirmation of its authority under Massachusetts laws and regulations to initiate such repurchases. Any repurchases under the Stock Repurchase Program will be made through open market purchase transactions from time to time. The amount and exact timing of any repurchases will depend on market conditions and other factors, at the discretion of management of the Company, and it is intended that the Stock Repurchase Program will complete all repurchases within twelve months after its commencement.
The Company will conduct a conference call at 9:00 a.m. Eastern Time on April 25, 2007 to discuss the results for the quarter ended March 31, 2007. Instructions on how to access the call are contained in the press release, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits
(d)	Attached as Exhibit 99.1 is the press release issued by the Company on April 24, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
	By:	/s/ J. Williar Dunlaevy
Date: April 25, 2007		J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release issued by the Company on April 24, 2007.